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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of report (Date of earliest event reported):
                                 June 12, 1995

                             UNION ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

         Missouri                      1-2967                    43-0559760
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)


               1901 Chouteau Avenue, St. Louis, Missouri 63103
            (Address of principal executive offices and Zip Code)


      Registrant's telephone number, including area code: (314) 621-3222
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ITEM 5. OTHER MATTERS.

    The registrant, the staff of the Missouri Public Service Commission (MoPSC), the Missouri Office of Public Counsel and several other parties have signed and submitted a joint Stipulation and Agreement to the MoPSC for its consideration. If and when approved by the MoPSC, the Stipulation would result in a rate decrease for all classes of Missouri retail electric customers, reducing annual revenue by $30 million. In addition, a one-time credit of $30 million would be granted to Missouri retail electric customers. Also included is a three-year plan which provides that earnings in excess of 12.61% return on equity will be shared equally by the registrant's customers and shareholders. Earnings in excess of a 14.00% return on equity will be credited entirely to customers. The Stipulation also provides that no party shall file for a general increase or decrease in registrant's Missouri retail electric rates for a period of three years, except that the registrant may file for an increase if certain adverse events occur.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         UNION ELECTRIC COMPANY
                                           (Registrant)

                                         By /s/ James C. Thompson
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                                               James C. Thompson
                                                   Secretary

Date: June 12, 1995